EXHIBIT 10.1

ECOSPHERE TECHNOLOGIES, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) entered into this 1st day of February, 2008, between Ecosphere Technologies, Inc. (the “Company”), and Michael R. Donn, Sr. (the “Optionee”).

WHEREAS, pursuant to the Warrant and Option Exchange Offer (the “Offer”), the Optionee was granted non-qualified stock options from the Company in exchange for previously issued options or warrants.

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.

Grant of Non-Qualified Options.  The Company irrevocably grants to the Optionee the right and option (the “Options”) to purchase all or any part of an aggregate of 200,000 shares of authorized but unissued or treasury common stock of the Company on the terms and conditions herein set forth.

The common stock shall be unregistered unless the Company voluntarily files a registration statement covering such shares with the Securities and Exchange Commission.  The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986 (the “Code”), and are not issued under the Company’s 2006 Equity Incentive Plan.

2.

Price.  The exercise price of the shares of common stock subject to the Options is disclosed on the form of Option annexed as Exhibit A.

3.

When Exercisable. The Options are fully vested and exercisable through January 31, 2011.

4.

Method of Exercise.  The Options shall be exercisable by a written notice which shall:

(a)

state the election to exercise the Options, the number of shares to be exercised, the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, his address and social security number (or if more than one, the names, addresses and social security numbers of such persons);

(b)

contain such representations and agreements as to the holder’s investment intent with respect to such shares of common stock as set forth in Section 7 hereof;

(c)

be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options.

(d)

be accompanied by full payment of the purchase or exercise price therefor in United States dollars by check.

The certificate or certificates for shares of common stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

5.

Adjustments.  Upon the occurrence of any of the following events, the Optionee’s rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Optionee and the Company relating to such Options:

(a)

If the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of its common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

(b)

If the Company is to be consolidated with or acquired by another entity pursuant to an Acquisition, the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition; or (ii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options over the exercise price thereof.

(c)

In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 5(b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of common stock, the Optionee upon exercising Options shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Options prior to such recapitalization or reorganization.

(d)

Except as expressly provided herein, no issuance by the Company of shares of common stock of any class or securities convertible into shares of common stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options.  No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

(e)

No fractional shares shall be issued and the Optionee shall receive from the Company cash in lieu of such fractional shares.

(f)

The Board or the Successor Board shall determine the specific adjustments to be made under this Section 5, and its determination shall be conclusive.  If the Optionee receives securities or cash in connection with a corporate transaction described in Section 5(a), (b) or (c) above as a result of owning such restricted common stock, such securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted common stock with respect to which such securities or cash were issued, unless otherwise determined by the Board or the Successor Board.

6.

Necessity to Become Holder of Record.  Neither the Optionee, nor his estate, shall have any rights as a stockholder with respect to any shares covered by the Options until such person shall have become the holder of record of such shares.  No adjustment shall be made for cash dividends or cash distributions, ordinary or extraordinary, in respect of such shares for which the record date is prior to the date on which he/she shall become the holder of record thereof.

7.

Conditions to Exercise of Options.  In order to enable the Company to comply with the Securities Act of 1933 (the “Securities Act”) and relevant state law, the Company may require the Optionee, his estate, or any Transferee as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares subject to the Options are being acquired for his own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock subject to the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares under the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

8.

Duties of Company.  The Company shall at all times during the term of Options:

(a)

Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

(b)

Pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith;

(c)

Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

9.

Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

10.

Arbitration.  Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Martin County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect.  In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator.  The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

11.

Benefit.  This Agreement shall be binding upon and insure to the benefit of the parties hereto and their legal representatives, successors and assigns.

12.

Notices and Addresses.  All notices, offers, acceptance and any other acts required under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

The Optionee:	Michael R. Donn, Sr.
3515 SE Lionel Terrace
Stuart, FL 34997

The Company:	Ecosphere Technologies, Inc.
3515 S.E. Lionel Terrace
Stuart, FL 34997
Facsimile: (772) 781-4778
Attention: Mr. Dennis McGuire

with a copy to:	Michael D. Harris, Esq.
Harris Cramer LLP
1555 Palm Beach Lakes Blvd., Suite 310
West Palm Beach, FL 33401
Facsimile: (561) 659-0701

or to such other address as either of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be conclusive evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

13.

Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

14.

Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the state of Delaware without regard to choice of law considerations.

15.

Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

16.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

17.

Additional Documents.  The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

18.

Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

WITNESSES:	ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ Dennis McGuire
Dennis McGuire, Chief Executive Officer

OPTIONEE

/s/ Michael R. Donn, Sr.
Michael R. Donn, Sr.

EXHIBIT A

ECOSPHERE TECHNOLOGIES, INC.

Options:  200,000

This Certifies that Michael R. Donn, Sr. is the registered holder of Options to purchase 200,000 shares of Common Stock exercisable at $.28 per share at any time through January 31, 2011 transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal is to be hereunto affixed this 1st day of February, 2008.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR AN OPINION OF COUNSEL TO THE CORPORATION THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXISTS.

The rights and obligations under this Certificate are subject to a Non-Qualified Stock Option Agreement between the Corporation and the registered holder.  The transfer on the books of the Corporation is subject to execution of a similar Agreement.

/s/ Dennis McGuire
Dennis McGuire, President

ASSIGNMENT FORM

(To assign the foregoing Options, execute
this form and supply required information.
Do not use this form to exercise the Options.)

FOR VALUE RECEIVED, ___________________Options and all rights evidenced thereby are hereby assigned to

________________________________________________________________ whose address is

_____________________________________________________________________________.

Dated:  ______________, _______

Holder’s Signature:

_____________________________

Holder’s Address:

_____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Options, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Options.